EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of American Public Education, Inc. (“the Company”), hereby certifies that, to his knowledge, on the date hereof:

(a) The annual report on Form 10-K of the Company for the period ended December 31, 2011 filed on the date hereof with the Securities and Exchange Commission (“the Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2012

By:           /s/ Dr. Wallace E. Boston
                 Name:  Dr. Wallace E. Boston
Title:     President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Public Education, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.